                                                                     EXHIBIT 7.2


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                          GULF CANADA RESOURCES LIMITED

                                       TO

                              THE BANK OF NEW YORK

                                     Trustee


                                   ----------



                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of November 16, 1998

                                       TO

                                    INDENTURE

                          Dated as of October 17, 1997


                                   ----------



                          8 3/8% SENIOR NOTES DUE 2005







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                                TABLE OF CONTENTS


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PARTIES

RECITALS OF THE COMPANY...........................................................................................1

ARTICLE ONE  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION..............................................1
         Section 101 Definitions..................................................................................1

ARTICLE TWO  SECURITY FORMS.......................................................................................2
         Section 201 Form of Securities of this Series............................................................2
         Section 202 Form of Face of Security.....................................................................2
         Section 203 Form of Reverse of Security..................................................................3

ARTICLE THREE THE SERIES OF SECURITIES............................................................................6
         Section 301 Title and Terms..............................................................................6

ARTICLE FOUR MODIFICATIONS AND ADDITIONS TO THE INDENTURE.........................................................7
         Section 401 Modifications to the Registration, Registration of Transfer and Exchange.....................7
         Section 402 Additions for Indemnification for Foreign Currency Judgments.................................7

ARTICLE FIVE MISCELLANEOUS........................................................................................8
         Section 501 Miscellaneous................................................................................8


                                      (i)

         FIRST SUPPLEMENTAL INDENTURE, dated as of November 16, 1998, between Gulf Canada Resources Limited, a corporation duly organized and existing under the laws of Canada (herein called the "Company"), having its principal office at 401 Ninth Avenue Southwest, Calgary, Alberta T2P 3C5, and The Bank of New York, a New York banking corporation, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has heretofore executed and delivered to the Trustee an Indenture dated as of October 17, 1997 (the "Indenture"), providing for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided.

         Section 201 of the Indenture permits the form of the Securities of any series to be established pursuant to an indenture supplemental to the Indenture.

         Section 301 of the Indenture permits the terms of the Securities of any series to be established in an indenture supplemental to the Indenture.

         Section 901(7) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for the purpose of establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture.

         The Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to establish the terms and form of the Securities of a new series and to amend and supplement the Indenture in certain respects with respect to the Securities of such series.

         All things necessary to make this First Supplemental Indenture a valid agreement of the Company, and a valid amendment of and supplement to the Indenture, have been done.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of the series to be created hereby, as follows:


                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 101       DEFINITIONS.

                  (a)      For all purposes of this First Supplemental
Indenture:

                           (1) Capitalized terms used herein without definition
shall have the meanings specified in the Indenture;

                           (2) All references herein to Articles and Sections,
unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture and, where so specified, to the Articles and Sections of the Indenture as supplemented by this First Supplemental Indenture; and

                           (3) The terms "hereof", "herein", "hereby", "hereto",
"hereunder" and "herewith" refer to this First Supplemental Indenture.


                                   ARTICLE TWO

                                 SECURITY FORMS

         SECTION 201 FORM OF SECURITIES OF THIS SERIES. The Securities of this series shall be in the form set forth in this Article.

         SECTION 202  FORM OF FACE OF SECURITY.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                          GULF CANADA RESOURCES LIMITED

No. _________                                                            $ _____

                                                             CUSIP NO. _________

Gulf Canada Resources Limited, a corporation duly organized and existing under the laws of Canada (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of ______________ Dollars on November 15, 2005, and to pay interest thereon from November 16, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 15 and November 15 in each year, commencing May 15, 1999, at the rate of 8-3/8% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities)


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is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided further, that at the option of the Company payment may be made by wire transfer of immediately available funds with respect to principal of and interest and premium on this Security and all other Securities of this series the Holders of which shall have provided wire transfer instructions to the Company or the Payment Agent, if any.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and attested.

                                         Gulf Canada Resources Limited



                                         By
                                           ------------------------------
Attest:


------------------------------



         SECTION 203  FORM OF REVERSE OF SECURITY.

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 17, 1997, as supplemented by the First Supplemental Indenture dated as of November 16, 1998 (as so supplemented, herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), each between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any


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successor trustee under the Indenture), and reference is hereby made to the
Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $200,000,000.

         The Company may, at any time, redeem as a whole but not in part, the Outstanding Securities of this series at a redemption price of 100% of the principal amount thereof plus accrued interest (if any) to the date of redemption if it has become or would become obligated to pay any Additional Amounts in respect of the Securities of this series as a result of (i) any change in or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein ) or
(ii) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or is effective on or after November 16, 1998.

         The Securities of this series do not provide for any sinking fund payments.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the principal so declared due and payable and
(ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless


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such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months. For disclosure purposes under the Interest Act (Canada), whenever in the Indenture or the Securities interest at a specified rate is to be calculated on the basis of a period less than a calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the relevant calendar year and divided by the number of days in such period.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee and any such agent shall be affected by notice to the contrary.


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         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.


                                  ARTICLE THREE

                            THE SERIES OF SECURITIES

         SECTION 301 TITLE AND TERMS. There shall be a series of Securities designated as the "8 3/8% Senior Notes due 2005" of the Company. Their Stated Maturity shall be November 15, 2005, and they shall bear interest at the rate of 8 3/8% per annum.

         Interest on the Securities of this series will be payable semi annually on May 15 and November 15 of each year, commencing May 15, 1999 until the principal thereof is made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name the Securities of this series (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         In the case where any Interest Payment Date or the maturity date of the Securities of this series does not fall on a Business Day, payment of interest or principal otherwise payable on such date need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the maturity date of the Securities of this series.

         The aggregate principal amount of Securities of this series which may be authenticated and delivered under this First Supplemental Indenture is limited to $200,000,000 except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities of this series pursuant to Section 304, 305 and 306 of the Indenture and except for any Securities of this series which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture.

         The Securities of this series will be represented by one or more Global Securities representing the entire $200,000,000 aggregate principal amount of the Securities of this series, and the Depositary with respect to such Global Security or Global Securities will be The Depository Trust Company.

         The Place of Payment for the principal of (and premium, if any) and interest on the Securities of this series shall be the office or agency of the Company in the City of New York, State of New York, maintained for such purpose, which shall be the Corporate Trust Office of the Trustee and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided further, that at the option of the Company payment may be made by wire transfer of immediately available funds with respect to principal of and interest and premium on the Securities of this series the Holders of which shall have provided wire transfer instructions to the Company or the Payment Agent, if any.

         The Securities of this series are not redeemable prior to maturity unless the Company is obligated to pay Additional Amounts in which case the provisions of Article Eleven of the Indenture shall be applicable to the Securities of this series.

         The Securities of this series are not subject to a sinking fund and the provisions of Section 501(3) and Article Twelve of the Indenture shall not be applicable to the Securities of this series.

         The Securities of this series are subject to the provisions of Article Eight, Article Ten and Article Thirteen of the Indenture.


                                  ARTICLE FOUR

                  MODIFICATIONS AND ADDITIONS TO THE INDENTURE

         SECTION 401 MODIFICATIONS TO THE REGISTRATION, REGISTRATION OF TRANSFER
                     AND EXCHANGE.

         With respect to the Securities of this series, Clause (2) of Section 305 of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

                  "(2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security, or (C) the Company executes and delivers to the Trustee a notice that such Global Security shall be so transferable, registrable, and exchangeable, and such transfers shall be registrable."

         SECTION 402  ADDITIONS FOR INDEMNIFICATION FOR FOREIGN CURRENCY
                      JUDGMENTS.

         With respect to the Securities of this series, a new Section 1013 of the Indenture shall be added which shall provide as follows:

                  "SECTION 1013.  INDEMNIFICATION FOR FOREIGN CURRENCY JUDGMENTS

                  The obligations of the Company to any Holder or the Trustee shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than United States dollars (the "Agreement Currency"), be discharged only to the extent that on the day following receipt by such Holder or the Trustee, as the case may be, of any amount in the Judgment Currency, such


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

         Holder or the Trustee may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such Holder or the Trustee, as the case may be, in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding such judgment, to pay to such Holder or the Trustee, as the case may be, the difference, and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such Holder or the Trustee, as the case may be, such Holder or the Trustee, as the case may be, shall pay to or for the account of the Company such excess, provided that such Holder or the Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a Default has occurred and is continuing, in which case such excess may be applied by such Holder or the Trustee, as the case may be, to such obligations."


                                  ARTICLE FIVE

                                  MISCELLANEOUS

         SECTION 501  MISCELLANEOUS.

                  (a) The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this First Supplemental Indenture.

                  (b) The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

                  (c) All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

                  (d) Each of the Company and the Trustee makes and reaffirms as of the date of execution of this First Supplemental Indenture all of its respective representations, covenants and agreements set forth in the Indenture.

                  (e) All covenants and agreements in this First Supplemental Indenture by the Company or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

                  (f) In case any provisions in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (g) Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the series of Securities created hereby, any benefit or any legal or equitable right, remedy or claim under the Indenture.


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                  (h) If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as may be amended from time to time, that is required under such Act to be a part of and govern this First Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or excluded, as the case may be.

                  (i) This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                  (j) All amendments to the Indenture made hereby shall have effect only with respect to the series of Securities created hereby.

                  (k) All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                  (l) This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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


         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, and The Bank of New York has caused its corporate seal to be hereunto affixed, all as of the day and year first above written.


                                         GULF CANADA RESOURCES LIMITED


                                         By /s/ Craig S. Glick
                                           -------------------------------------
                                            Name:  Craig S. Glick
                                            Title:  Executive Vice President
                                                    and Chief Financial Officer

Attest:


/s/ Joanne Alexander
-------------------------------------
Assistant Secretary

                                         THE BANK OF NEW YORK, as Trustee


                                         By /s/ Robert A. Massimillo
                                           -------------------------------------
                                            Name:  Robert A. Massimillo
                                            Title:  Assistant Vice President

[Seal]

Attest:


/s/ Mary Beth Lewicki
-------------------------------------

STATE OF COLORADO )
             ss.: )
COUNTY OF DENVER  )

         On the 11th day of November, 1998, before me personally came Craig S. Glick, to me known, who, being by me duly sworn, did depose and say that he is Executive Vice President of Gulf Canada Resources Limited, one of the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.


                                                     /s/ Marilyn Bettinger
                                                     ---------------------------

STATE OF NEW YORK   )
              ss.:  )
COUNTY OF NEW YORK  )

         On the 12th day of November, 1998, before me personally came Robert A. Massimillo, to me known, who, being by me duly sworn, did depose and say that he is an Assistant Vice President of The Bank of New York one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                     /s/ William J. Cassels
                                                     ---------------------------